UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Avid Bioservices, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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This Schedule 14A filing consists of the following investor presentation presented to Institutional Shareholder Services Inc. relating to the proposed acquisition of Avid Bioservices, Inc., a Delaware corporation (the “Company”) by Space Finco, Inc., a Delaware corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated November 6, 2024, by and among the Company, Parent and Space Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent. The investor presentation was first used or made available on January 8, 2025.

 Avid Bioservices Sale to GHO and Ampersand  Delivering Stockholders Significant, Immediate and Certain Cash Value  January 2025

 2  GHO and Ampersand Transaction:  The Value- Maximizing Alternative for Avid  Stockholders  The Avid Board of Directors  recommends Avid  Stockholders vote FOR the transaction today  Provides significant, immediate and certain cash value to Avid stockholders  Reflects a robust process conducted by the Board to ensure we are maximizing value  De-risks for stockholders Avid’s future as a standalone company

 3  Compelling Valuation at a Significant Premium  Selected publicly traded comparable companies include Bachem, Catalent, Lonza, Oxford Biomedica and PolyPeptide  Based on Avid Management’s Probability-Adjusted 5-Year Plan (as of July 15, 2024); associated FY 2025E revenue and Adj. EBITDA figures are $158mm and $24mm, respectively  Based on Avid Management’s Probability-Adjusted 5-Year Plan (as of July 15, 2024); associated FY 2026E revenue and Adj. EBITDA figures are $186mm and $32mm, respectively  Significant premium  to the Company’s share price across multiple time periods  63.8% premium to closing price on June 4, 2024, the last trading day prior to GHO and Ampersand’s initial proposal  21.9% premium to 20-day VWAP  24.4% premium to 90-day VWAP  50.1% premium to 6-month VWAP  Transaction delivers a meaningful premium relative to the Company’s intrinsic value  24.9% premium to the midpoint of the  Company’s discounted cash flow analysis  based on management’s probability-adjusted five-year plan  56.9% premium to the midpoint of the discounted cash flow analysis based on a 12.3% Revenue CAGR for FY’24A – FY’29E  $12.50 deal price within the range of the  discounted cash flow analysis based on a  18.9% Revenue CAGR for FY’24A – FY’29E  Robust implied multiples that exceed the trading multiples of all selected publicly traded comparable companies1  6.5x and 42.8x management forecasted FY 2025 revenue and Adj. EBITDA, respectively2  5.5x and 32.1x management forecasted FY 2026 revenue and Adj. EBITDA, respectively3

Premium Adjusted EBITDA Multiple Achieved Compared to Selected Publicly Traded CDMOs



Transaction Multiple
42.8x
32.1x
31.8x
16.0x
27.9x
21.4x
19.4x
16.5x
10.7x
9.8x
NM
19.3x
Median: 23.7x FY'25E EBITDA[2]
Median: 16.5x FY'26E EBITDA[2]
FY'25
FY'26
FY'25
FY'26
FY'25
FY'26
FY'25
FY'26
FY'24
FY'25
FY'25
FY'26
AVID BIOSERVICES
PolyPeptide GROUP
BACHEM
Lonza
Catalent[3]
Oxford Biomedica[4]
Avid Management Projections[1]
Based on sell-side consensus estimates

Source: Capital IQ as of 11/05/2024; public filings; equity research

Note: Figures annualized in accordance with Avid's fiscal year reporting period of April 30. Convertible notes are in the money and are represented under market capitalization

(1) Based on Avid Management's Probability-Adjusted 5-Year Plan (as of July 15, 2024)

(2) Median derived from trading metrics of Selected Publicly Traded CDMOs

(3) Catalent unaffected as of 2/3/2023 (prior to rumor of potential acquisition by Danaher). EBITDA multiples based on FY 2024E and FY 2025E

(4) Oxford Biomedica total debt and enterprise value figures include the effect of $86.2mm in lease liabilities; shown pro forma for equity raise completed in August 2024

AVID BIOSERVICES

4

 5   mpersan ransa tion ri e         3 000  6 000  9 000  12 000  15 000   4.00   5.00   6.00   .00   8.00   9.00   10.00   11.00   12.00   13.00 18 000  6 Nov  6 Dec  6 an  6 Feb  6 Mar  6 Apr  6 May  6 un  6 ul  6 Aug  6 ep  6 ct  6 Nov   ra in ol me   hare ri e  Significant Premium to Stock Price Despite Recent Volatility  Source: Capital IQ  6/23/24: GHO / Ampersand submits revised proposal for $11.00 per share  7/22/24: Moelis begins broad buyer  outreach at the Board’s direction  1• 12/8/23: 52-week low of $4.07  2• 3/6/24: Acceleration notice for 2026  Senior Exchangeable Notes  3• 6/5/24: GHO / Ampersand submits unsolicited proposal for $10.50 per share  4•  5•  4  1  3  5  6  7  6• 9/5/24: First round bid deadline for  transaction sale process  7• 9/9/24: House of Representatives passes the BIOSECURE Act  8• 10/23/24: GHO / Ampersand submits a final revised proposal for  $12.50 per share  8  Premium  207.1%  Premium  51.0%  Premium  23.2%  Premium  38.9%  2   vi ’s share pri e performan e over the last -months prior to transaction announcement  Company believes market has already priced-in its investments in capacity to date and other industry  tailwinds  52-Week VWAP:  $7.57  Premium  65.1%

 A Robust, Conflict-Free Process with 24 Parties  Thoughtful, Comprehensive Strategic Transaction Process  GHO and Ampersand initially approached the Company in early 2024. The Board rejected GHO and Ampersand’s two initial proposals ( une 5 Initial Proposal and une 23 Revised Proposal) before engaging in further sale discussions and authorizing outreach to other potential parties  The Board brought in Moelis to evaluate strategic alternatives available to the Company, advise throughout the process, prepare financial analysis and render a fairness opinion  The Board directed Moelis to run a process that included the 24 strategic and financial parties most likely to be interested in the sale of the Company  The Board and management team know the CDMO industry and the players in it well, having previously explored other potential strategic transactions and conducted diligence as part of those efforts  The process was conflict-free: The Board discussed any potential conflicts and determined that no relationships posed any actual or potential conflicts of interest  Competitive process included seven parties conducting diligence under NDA and two preliminary bids, before resulting in final negotiations and offer  Robust Transaction Process  6  24  parties contacted  7  executed NDAs  to perform due diligence  2  First Round proposals  1  Final Round proposal  5  price improvements by GHO / Ampersand  12  Board meetings to discuss strategic alternatives

                       une 5 2024   une 23 2024   eptember 5 2024   ctober 1 2024   ctober 21 2024  Final Deal Price  Competitive Process Resulted in Five Improvements to GHO and Ampersand Transaction Price  GHO / Ampersand Transaction Price: $12.50  19% Increase  from Initial Bid  $11.50  $12.00  6

 Additional Factors Expose Risks to Standalone Plan  There are a range of tailwinds and challenges facing the biologics manufacturing industry, that the market had already priced in prior to the sale announcement including:  uncertainty around the recovery in biotech funding / BIOSECURE Act;   increased volatility resulting from escalating political and global trade tensions that could disrupt supply chains; and  increasing competition  While Avid has made a number of strategic investments in the business over the last several years, more funding and investment is nee e to apitalize on the Company’s rowth potential  Financial analysis of Avid’s probability-adjusted five-year plan  indicated that the Company’s growth prospects were below its own previous guidance as well as analysts’ consensus  Avid’s stock price experienced significant volatility historically as well as during the process  1  6  2  3  4

  arti ipants in the ale ro ess Re o nize vi ’s Challen in peratin   Environment and Execution Risks  Key Risks Identified by Sale Process Participants  Uncertainty around the availability of biotechnology funding  Rising geopolitical tensions and implications on supply chain  Industry-wide macroeconomic headwinds  Highly competitive operating environment  Customer concentration  Execution risk around ability to scale Viral Vector business  Quality of pipeline and exposure to emerging biotech  6

The Transaction De-Risks Avid's Future as a Standalone Company

Management Forecast: Probability-Adjusted 5-Year Plan

($ in mm, Revenue)


15.1% CAGR
$54
$60
$96
$120
$149
$140
$158
$186
$222
$256
$283

	FY'19A	FY'20A	FY'21A	FY'22A	FY'23A	FY'24A	FY'25E	FY'26E	FY'27E	FY'28E	FY'29E
%YoY Rev. Growth	–	11.4%	60.6%	24.8%	24.8%	(6.3%)	13.2%	17.6%	19.3%	15.2%	10.5%
Adj. EBITDA	($1)	($5)	$20	$27	$21	$3	$24	$32	$45	$60	$73
% Margin	–	–	20.7%	22.6%	14.5%	1.8%	15.2%	17.2%	20.2%	23.3%	25.8%

Discounted Cash Flow Analysis: Implied Share Price Reference Ranges

GHO / Ampersand Transaction Price: $12.50


Management Probability-Adjusted 5-Year Plan (CAGR: 15.1%)[1]
$8.13
$11.89
Sensitivity A (CAGR: 12.3%)[1]
$6.25
$9.68
Sensitivity B (CAGR: 18.9%)[1]
$11.50
$16.07

Key Observations

- Management probability-adjusted plan reflects Management's current view of the business and investments made to date
- Sensitivity A assumes increased competition resulting in a more conservative view of customer volume and slower market growth than expected
- Sensitivity B assumes new wins with existing and new customers (incremental to Management's probability-adjusted plan) coupled with lower direct material costs
  - Sensitivity B's implied revenue CAGR of 18.9% is 650bps higher than the median consensus estimate revenue CAGR of 12.4% for selected publicly traded CDMOs[2] over the same period
- The transaction price of $12.50 per share implies a present value for performance within the range of the most optimistic financial projections

Source: Avid Management's Probability-Adjusted 5-Year Plan (as of July 15, 2024); equity research
(1) CAGRs represent revenue growth for the period FY2024A – FY2029E
(2) Selected publicly traded comparable companies include Bachem, Catalent, Lonza, Oxford Biomedica and PolyPeptide

AVID BIOSERVICES

10

11   3    66   99   18   3    3   5   26   58   20 20   2   19   39   2   15   32   80   60   40   20   0   120   100   nalysts’ Estimates for vi ave Been Consistently Re e ver ime,  Exposing the Risks and Uncertainty to the Standalone Plan   199   286   38    180   230   292   139   166   216   151 14 148 148   139   164   201   139   164   198   0   100   200   300   400   500  FY 2023A  FY 2026E  FY 2023A  FY 2026E  N/A  N/A  N/A  Revenue Consensus Since 2021  FY 2024A FY 2025E  N/A  EBITDA Consensus Since 2021  FY 2024A FY 2025E  Source: Capital IQ; equity research  ($ in mm)  ($ in mm)

 Roadmap to Completion  11/6/2024  12/3/2024  12/18/2024  12/30/2024  1/30/2025  ASAP Thereafter  Definitive Proxy filing  Execution of the Definitive Agreement  Preliminary Proxy Statement filed with the SEC  Announced  HSR Clearance  Anticipated closing date  Seek stockholder approval at special meeting  12

 Avid Board Recommends that Stockholders Vote to Approve the Transaction  Now is the right time for this  transaction given it:  Provides significant, immediate and certain cash value to Avid stockholders;  Reflects a robust process conducted by the Board to ensure we are maximizing value; and  De-risks for stockholders Avid’s future as a  standalone company.  The Avid Board of Directors recommends Avid Stockholders vote FOR the transaction today  The Avid Board of Directors Unanimously Recommends that   vi to khol ers ote “F R” the propose transa tion with  GHO and Ampersand.  Vote TODAY online, by telephone or by signing and returning the enclosed proxy card.  If you have questions or need assistance voting your shares, please contact:  7 Penn Plaza  New York, New York 10001  U.S. & Canada Toll-Free: 1-800-322-2885 Elsewhere Call Collect: +1-212-929-5500  Or  Email: proxy@MacKenziePartners.com  12

 Appendix  12

 Safe Harbor Statement  12  Forward Looking Statements  This communication contains “forward-looking statements” which include but are not limited to all statements that do not relate solely to historical or current facts such as statements regarding the Company’s expectations, intentions or strategies regarding the future, or the completion or effects of the proposed sale of Avid to GHO and Ampersand. In some cases these statements include words like: “may ” “might ” “will ” “could ” “would ” “should ” “expect ” “intend ” “plan ” “objective ” “anticipate ” “believe ” “estimate ” “predict ” “project ” “potential ” “continue” and “ongoing ” or the negative of these terms or other comparable  terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private ecurities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the EC including the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at http://www.sec.gov.  The forward-looking statements included in this information statement are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.  The industry and market data contained in this presentation are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this presentation, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained in this presentation concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data data from industry related publications consumer research and marketing studies and other externally obtained data.  Projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those referenced in our note herein concerning Forward-looking statements. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

 Safe Harbor Statement  12  Additional Information and Where to Find It  The Company has filed a proxy statement with the U. . ecurities and Exchange Commission (“ EC”) with respect to a special meeting of stockholders to be held in connection with the proposed transaction. Promptly after filing the definitive proxy statement with the SEC, the Company mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the proposed transaction.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC  WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the proposed transaction at the EC’s website (http://www.sec.gov). Copies of the preliminary and definitive versions of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the proposed transaction will also be available, free of charge at the Company’s investor relations website (https://ir.avidbio.com/sec-filings). The information provided on, or accessible through, our website is not part of this press release, and therefore is not incorporated herein by reference.  Participants in the Solicitation  The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement for the anuary 30 2025 special meeting of stockholders which was filed with the EC on December 18 2024 (the “ pecial Meeting Proxy tatement”). Please refer to the sections captioned “ ecurity wnership of Certain Beneficial wners Directors and Management” and “Interests of Avid’s Directors and Executive fficers in the Merger” in the pecial Meeting Proxy tatement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Special Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by Nicholas Stewart Green on January 2, 2025, Form 4, filed by Daniel R. Hart on January 2, 2025, and Form 4, filed by Richard A. Richieri on January 2, 2025. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Special Meeting Proxy Statement and other relevant materials filed with the SEC in connection with the proposed transaction. Free copies of the Special Meeting Proxy Statement and such other materials may be obtained as described in the preceding paragraph.